Exhibit 4.5
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 24, 2011, by and between RealPage, Inc., a Delaware corporation (the “Company”) and John Helm and John H. Helm Revocable Trust (each a “Shareholder” and collectively, the “Shareholders”).
RECITALS
WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of August 22, 2011, by and among the Company, RP Newco IV Inc., a Delaware corporation, a wholly owned subsidiary of Company, Multifamily Technology Solutions, Inc., a Delaware corporation, and Shareholder Representative Services LLC, a Colorado limited liability company, in its capacity as representative (the “Merger Agreement”), pursuant to which the Company will issue, and the Shareholders will receive, Registrable Securities in partial payment of the Total Merger Consideration (as defined in the Merger Agreement) in accordance with the terms and conditions contained therein;
WHEREAS, the execution and delivery of this Agreement by the Shareholders and Company are inducements and conditions precedent to the consummation of the transactions contemplated in the Merger Agreement;
NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Merger Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Certain Definitions. Unless otherwise set forth in this Agreement, all capitalized terms shall have the meaning set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:
“Advice” has the meaning set forth in Section 2(d).
“Company” shall have the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.
“Company Indemnified Person” has the meaning set forth in Section 4(b).
“Company Violation” has the meaning set forth in Section 4(a).
“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).
“Escrow Agreement” shall mean that certain Escrow Agreement dated August _____, 2011, by and among the Company, Shareholder Representative Services LLC, solely in its capacity as representative of the stockholders of Multifamily Technology Solutions, Inc., and Computershare Trust Company, N.A., as may be amended from time to time.
“Escrow Shares” shall mean the Common Stock deposited into escrow pursuant to the Escrow Agreement.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder.
“Expiration Date” has the meaning set forth in Section 2(d).
“FINRA” has the meaning set forth in Section 3(f).
“Holder” shall mean any Shareholder who holds Registrable Securities.
“Holder Indemnified Person” has the meaning set forth in Section 4(a).
“Holder Violation” has the meaning set forth in Section 4(b).
“Indemnified Person” has the meaning set forth in Section 4(c).
“Indemnifying Person” has the meaning set forth in Section 4(c).
“Liability” has the meaning set forth in Section 4(a).
“NASDAQ” has the meaning set forth in Section 3(i).
“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.
“Registrable Securities” shall mean (i) the shares of Common Stock issued to the Shareholders pursuant to the Merger Agreement, which represent a portion of the Total Merger Consideration payable to the Shareholders, and (ii) any other securities issued or issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or sold to the public pursuant to a Registration Statement, which have been sold or could be sold during any ninety (90) day period without volume limitations under Rule 144 or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such Registration Statement.
“Registration Expenses” has the meaning set forth in Section 5.
“Registration Statement” shall refer to a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, used to register any Registrable Securities pursuant to this Agreement.
“Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder.
“Selling Expenses” shall mean any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel or any other professional advisors for any Holders incurred in connection with a registration.
“Senior Holders” shall mean the holders of the registration rights set forth in the Senior Registration Rights Agreement.
“Senior Registration Rights Agreement” shall mean that certain Second Amended and Restated Registration Rights Agreement dated February 22, 2008, between the Company and certain of its securityholders, as may be amended from time to time.
“Suspension Notice” has the meaning set forth in Section 2(d).
2. Registration Rights.
(a) Piggyback Registration. If at any time within the 12-month period following the Closing Date, the Company proposes to register any of its securities under the Securities Act for sale to the public on its own account or the account of any of its security holders (other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales), then the Company shall give written notice of such proposed registration to the Holders. Within ten (10) days after the Company’s notice is deemed given pursuant to Section 9(b), any Holder who desires to include Registrable Securities in such proposed registration shall deliver to the Company a written request specifying the number of Registrable Securities that such Holder desires to include in the proposed registration. Upon receipt of such written request, the Company shall, subject to Section 2(b), Section 2(c) and Section 2(d), use its commercially reasonable efforts to include in such proposed registration (and any related qualification under “blue sky” laws) all Registrable Securities of the Holder requested to be registered. If any Holder decides not to include all of its Registrable Securities in a registration by the Company pursuant to this Section 2(a), the registration rights of such Holder under this Section 2(a) shall continue to apply to subsequent registrations with respect to Registrable Securities retained by such Holder, all upon the terms and conditions set forth in this Agreement. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(a) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. Any proceeds attributable to Escrow Shares shall remain subject to the terms and conditions of the Escrow Agreement.
(b) Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) enters into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company or other Persons entitled to select such underwriters and agrees to sell its Registrable Securities on the basis of the terms in such underwriting agreement, and (b) completes and executes all questionnaires, lock-up agreements, powers of attorney, indemnities, custody agreements and other documents required under the terms of such underwriting agreement. If a Holder who has requested inclusion in an underwritten offering does not agree to the terms of any such underwriting, such Holder and such Holder’s securities shall be excluded therefrom and from the Registration Statement by written notice from the Company or the underwriter.
(c) Senior Registration Rights. Notwithstanding anything contained herein, the registration rights of the Holders set forth in this Agreement shall be subordinate to the registration rights of the Senior Holders under the Senior Registration Rights Agreement and, in the event of any reduction in the number of shares to be registered in a proposed registration, the number of shares of Registrable Securities to be included in the proposed registration shall be reduced prior to any reduction in the number of shares to be registered on the account of the Senior Holders in such registration to the extent required by, and in accordance with, the Senior Registration Rights Agreement.
(d) Postponement of Effectiveness. Upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event which makes any statement made or incorporated in a Registration Statement or a related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus (or the information incorporated therein) so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, each Holder of Registrable Securities registered under such Registration Statement shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. In the event that the Company shall give any Suspension Notice, the Company shall use commercially reasonable efforts to render the Advice and end the suspension period as promptly as reasonably practicable. The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective and in compliance with applicable laws until such time as all Registrable Securities have been sold pursuant to the Registration Statement; provided, however, the Company shall not be required to keep such Registration Statement effective for more than 120 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) (the first to occur, the “Expiration Date”).
The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information as is required to be included with respect to such seller in a Registration Statement including information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities. Such information may be requested pursuant to an investor questionnaire prepared for such purpose.
Each Holder agrees that, upon receipt of any notice from the Company of a Suspension Notice as set forth in this Section 2(d), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by this Section 2(d) hereof, or until it receives Advice that the use of the prospectus may be resumed and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. Further, each Holder acknowledges and agrees that its receipt of a Suspension Notice may constitute material, non-public information under federal and/or applicable state securities laws.
3. Registration Procedures.
With respect to any registration which includes Registrable Securities held by a Holder, the Company shall:
(a) prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective until completion of the proposed offering;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the Expiration Date and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement, but only to the extent provided in this Agreement;
(c) file and use its commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or state securities or “blue sky” laws of such jurisdictions as each selling Holder shall reasonably request, and do any and all other acts and things that may be necessary under such state securities or “blue sky” laws to enable such selling Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation or consent to service of process in any jurisdiction wherein it is not so qualified or has not so consented;
(d) make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than seventy-five (75) days after the end of the twelve (12)-month period beginning with the first (1st) day of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said twelve (12)-month period, and which requirement will be deemed to be satisfied if the Company satisfies the requirements of Rule 158 under the Securities Act;
(e) if the Registrable Securities are of a class of securities that is listed on a national securities exchange, file copies of any prospectus with the Commission in compliance with Rule 153 under the Securities Act so that the Holders benefit from the prospectus delivery procedures described therein;
(f) cooperate with each Holder and each underwriter, if any, participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including, if appropriate, the pre-filing of a prospectus as part of a shelf Registration Statement in advance of an underwritten offering;
(g) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;
(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case no later than the effective date of such registration;
(i) cause all Registrable Securities registered pursuant to the Registration Statement to be listed on the NASDAQ Stock Market (“NASDAQ”) or other exchange on which securities of the same class issued by the Company are then listed prior to or concurrent with the effectiveness of the Registration Statement;

(j) provide copies to and permit one legal counsel designated by the selling Holders to review the Registration Statement and all amendments and supplements thereto no fewer than three (3) days prior to their filing with the Commission; provided, however, that notwithstanding the foregoing, if the Company intends to file any prospectus, prospectus supplement or prospectus sticker which does not make any material changes in the documents already filed (including, without limitation, any prospectus under Rule 430A or 424(b)), then the counsel for the selling Holders will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one (1) day;
(k) upon request of a selling Holder or the legal counsel designated by the selling Holders, furnish (i) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) by electronic transmission, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such selling Holder that are covered by the related Registration Statement;
(l) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as reasonably practicable;
(m) promptly notify the Holders at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon the Company’s becoming aware that the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, use commercially reasonable efforts to promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and
(n) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act.

4. Indemnification.
(a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the members, owners, partners, officers, directors, employees, agents, successors and assigns of each Holder, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (each a “Holder Indemnified Person”), against any losses, claims, damages, or liabilities (individually and collectively, the “Liability”) (joint or several) to which such Holder Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Liability (or actions or proceedings in respect thereof) arises out of or is based upon any of the following statements, omissions or violations by the Company (collectively a “Company Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Securities Act, or any applicable federal or state securities law or any rule or regulation promulgated under the Securities Act, or any applicable federal or state securities law in connection with the offering covered by such Registration Statement; provided however, that the Company shall not be required to indemnify any Holder Indemnified Person against any Liability to the extent that such Liability (or actions or proceedings in respect thereof) arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder Indemnified Person expressly for use in connection with a Registration Statement, including any final prospectus contained therein or any amendments or supplements thereto; provided further, that the Company shall not be required to indemnify any Holder Indemnified Person against Liability to the extent that such Liability (or actions or proceedings in respect thereof) arises out of or is based upon an untrue statement or omission made in any preliminary prospectus if (i) such Holder Indemnified Person failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the Person asserting the claim from which such Liabilities arise, and (ii) the final prospectus would have corrected such untrue statement or such omission; provided further, that the Company shall not be required to indemnify any Holder Indemnified Person against Liability to the extent that such Liability (or actions or proceedings in respect thereof) arises out of or is based upon an untrue statement or omission in any prospectus if (x) such untrue statement or omission is corrected in an amendment or supplement to such prospectus, and (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, such Holder Indemnified Person thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Liabilities arise; and provided further, that the indemnity agreement contained in this Section 4(a) shall not apply to amounts paid in settlement if such settlement is effected without the consent of the Company (which such consent shall not be unreasonably withheld). The Company’s indemnification obligations shall survive any transfer by such Holder of its Registrable Securities.

(b) Indemnification by Holders. To the extent permitted by law, each Holder agrees to indemnify and hold harmless the Company, each of the officers, directors, employees, agents, successors and assigns of the Company, any other stockholder selling shares of Common Stock in such registration, and each Person controlling the Company or such other stockholder within the meaning of Section 15 of the Securities Act the Company (each a “Company Indemnified Person”), from and against any Liability (joint or several) to which any such Company Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Liability (or actions or proceedings in respect thereof) arises out of or is based upon any of the following statements, omissions or violations by the Holder (collectively a “Holder Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, including any final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission occurs in reliance upon and conformity with written information furnished by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants or any Person controlling such Holder expressly for use in connection with a Registration Statement, including any final prospectus contained therein or any amendments or supplements thereto; provided however, that the indemnity agreement contained in this Section 4(b) shall not apply to amounts paid in settlement if such settlement is effected without the consent of the Holder (which such consent shall not be unreasonably withheld). The amount recoverable by the Company from any Holder under this indemnification provision together with any amounts recovered from such Holder under Section 4(d) shall not exceed the amount of net proceeds received by such Holder from the sale of Registrable Securities in connection with any such registration, except in the case of willful fraud, or intentional misstatement or omission by such Holder. Each Holder’s indemnification obligations shall survive any transfer by such Holder of its Registrable Securities.
(c) Conduct of Indemnification Proceedings. In the event any Company Indemnified Person or Holder Indemnified Person ( each an “Indemnified Person”) receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 4(a) or 4(b) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought (the “Indemnifying Person”) of such complaint, notice, claim or action, and the Indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action; provided however, that the failure to promptly give notice shall not relieve the Indemnifying Person from any Liability except to the extent that it is materially prejudiced by the failure or delay of the Indemnified Person in giving such notice. If any such complaint, claim or other notice of any Liability or action is brought against any Indemnified Person and it notifies the Indemnifying Person of its commencement, the Indemnifying Person will be entitled to participate in and, to the extent that it elects by delivering written notice to the Indemnified Person promptly after receiving notice of the commencement of the action from the Indemnified Person, jointly with any other Indemnifying Person similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the Indemnified Person, and after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense, the Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses except as provided below. The Indemnified Person shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel shall be at the expense of the Indemnified Person unless (i) the Indemnified Person has reasonably concluded (based on advice of legal counsel) that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Indemnifying Person or Persons, or (ii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Person) between the Indemnified Person and the Indemnifying Person (in which case the Indemnifying Person shall not have the right to direct the defense of such action on behalf of the Indemnified Person), in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Person or Persons. The Indemnifying Person or Persons shall not, unless a conflict of interest exists among the Indemnified Persons, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any time for all such Indemnified Persons. All such fees, disbursements and other charges shall be reimbursed by the Indemnifying Person promptly as they are incurred. An Indemnifying Person shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Person shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 4 (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.
(d) Contribution. If the indemnification provided for in this Section 4 from the Indemnifying Person is held by a court of competent jurisdiction to be unavailable to an Indemnified Person hereunder in respect of any Liability or expenses referred to herein, then the Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Liability or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person and Indemnified Persons in connection with the actions which resulted in such Liability or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Person and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Person or Indemnified Persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount recoverable by the Company from any Holder under this provision together with any amounts recovered from such Holder under Section 4(b) shall not exceed the amount of net proceeds received by such Holder from the sale of Registrable Securities in connection with any such registration, except in the case of willful fraud, or intentional misstatement or omission by such Holder.

(e) The amount paid by an Indemnifying Person or payable to an Indemnified Person as a result of the Liabilities or expenses referred to in this Section 4 shall be deemed to include, subject to limitations set forth above, any legal or other expenses, in each case, reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. The indemnification and contribution provided for in this Section 4 shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons or any other officer, director, employee, agent or controlling person of the Indemnified Persons.
5. Registration Expenses.
All expenses incurred in connection with effecting the registrations provided for in Section 2 including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits incident to or required by any such registration and expenses of complying with the state securities or “blue sky” laws of any jurisdictions but excluding any Selling Expenses (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company whether or not the Registration Statement to which such Registration Expenses relate becomes effective; provided, however, that the Company shall not be liable (and shall be reimbursed by the participating Holders) for any Registration Expenses if such registration statement does not become effective as a result of the actions or omissions of the Holders participating in the registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be paid by the Holders.
6. Lock-Up.
Each Holder agrees not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of capital stock of the Company held by it during the period commencing ten (10) days prior to the effective date of a registration statement related to an underwritten public offering of the Company’s securities and ending one hundred and eighty (180) days following the effective date of such registration statement (or for such shorter period of time as is sufficient and appropriate in the opinion of the managing underwriter or for such longer period of time as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) and, if so requested by the Company or managing underwriter, each Holder shall execute an agreement with respect to the foregoing.
7. Rule 144.
The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act subject to the limitations of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the Commission. Upon request, the Company will provide to a Holder written certification of its compliance with the reporting requirements of Rule 144.

8. Restrictions on Transfer.
(a) The Holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Registrable Securities, or any beneficial interest therein, unless and until:
(i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the Registration Statement; or
(ii) The Holder may dispose of the Registrable Securities in compliance with Rule 144; or
(iii) The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and the Holder shall have furnished the Company, at the Holder’s expense, with an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Registrable Securities under the Securities Act whereupon the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by the Holder to the Company.
(b) Notwithstanding the provisions of Section 8(a), no such Registration Statement or opinion of counsel shall be necessary for (i) a transfer not involving a change in beneficial ownership or for estate planning purposes (including, without limitation, a transfer made during Holder’s lifetime or on death by will or intestacy to his spouse, child (natural or adopted), or any other direct lineal descendant of such Holder (or his spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Holder or any such family members), or (ii) transactions involving the distribution without consideration of Registrable Securities by any Holder to (x) a parent, subsidiary or other affiliate of the Holder, if the Holder is a corporation, (y) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (iii) transfers in compliance with Rule 144; provided, in each case (other than (iii)), that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition and the transferor delivers an executed copy of the Instrument of Accession attached hereto as Exhibit A.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Section 8. The legends stamped on a certificate evidencing the Registrable Securities and the stock transfer instructions and record notations with respect to the Registrable Securities shall be removed and the Company shall issue a certificate without such legend to the Holder if (i) those securities are registered under the Securities Act, or (ii) the Holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.
9. Miscellaneous.
(a) Amendments and Waivers. The provisions of this Agreement may be amended, modified, supplemented or waived with the prior written consent of the Company and the Holders of a majority of the Registrable Shares then outstanding.

(b) Notices.
(i) All notices, demands and other communications given with respect to this Agreement shall be in writing and shall be given by one of the following methods (all charges prepaid and properly addressed to the addresses set forth in Section 9(b)(ii)):
(A) by personal delivery, in which case the notice, demand or communication will be deemed given upon receipt;
(B) by facsimile or electronic mail transmission, in which case the notice, demand or communication will be deemed given when directed to the relevant facsimile number or electronic mail address, if sent during normal business hours, or if not sent during normal business hours, then on the next business day;
(C) by prepaid, nationally recognized overnight courier service, in which case the notice, demand or communication will be deemed given one business day after deposit with such overnight courier service;
(D) by first class U.S. mail (return receipt requested), in which case the notice, demand or communication will be deemed given five business days after being deposited into the U.S. mail.
(ii) All notices, demands and communications sent pursuant to this Section 9(b) must be addressed as follows:
If to a Shareholder: To the address, facsimile number or electronic mail address set forth on the signature page of such Shareholder to this Agreement (as may be updated in accordance with Section 9(b)(iii)).
If to a Holder: To such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder furnishes contact information, the to the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records.
If to the Company:
Stephen T. Winn
RealPage, Inc.
4000 International Parkway
Carrollton, Texas 75007
E-mail: steve.winn@realpage.com
Facsimile: (972) 820-3036
Margot Lebenberg
RealPage, Inc.
4000 International Parkway
Carrollton, Texas 75007
E-mail: margot.lebenberg@realpage.com
Facsimile: (972) 820-3036
(iii) A party may change its address set forth in Section 9(b)(ii) by giving notice pursuant to this Section 9(b).

(c) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement may not be assigned by a Shareholder without the prior written consent of the Company; provided, however, that such Shareholder shall be permitted to assign its rights under this Agreement without such consent to any person to whom such Shareholder transfers Registrable Securities in accordance with Section 8(b). Except as otherwise provided in this Section 8(c), any attempted assignment by a Shareholder will be void and of no effect.
(d) Counterparts; Electronic Delivery. This Agreement may be executed and delivered by facsimile or other electronic means and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(e) Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.
(f) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, as applied to contracts made and performed within the State of Delaware, without regard to principles of conflict of laws.
(g) Dispute Resolution.
(i) No party to this Agreement shall institute a proceeding in any court or administrative agency to resolve a dispute between the parties arising out of or related to this Agreement before that party has sought to resolve the dispute through direct negotiation with the other party.
(ii) If the dispute is not resolved within three (3) weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation in New York, New York, administered by the American Arbitration Association under its commercial mediation rules and procedures then in effect.
(iii) If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the aggrieved party may then seek relief in the state and federal courts located in New York, New York.
(iv) Each party consents to the exclusive personal and subject matter jurisdiction of the mediation and arbitration proceedings as provided in this Section 9(g) and waives any defense based upon forum non conveniens or lack of personal or subject matter jurisdiction.
(v) Notwithstanding any other provision of this Agreement, including this Section 9(g), each party shall have the right to at any time apply to any court of competent jurisdiction for preliminary injunctive relief.

(h) Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added a replacement provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.
(i) Entire Agreement. This Agreement, together with the documents and instruments delivered pursuant to this Agreement, constitute the entire contract between the parties to this Agreement pertaining to the subject matter of this Agreement and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.
(j) Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

REALPAGE, INC.
By:	/s/ Stephen T. Winn
	Name:	Stephen T. Winn
	Title:	Chief Executive Officer

SHAREHOLDERS:
By:	/s/ John Helm
	Name:	John Helm
Address:		23 Turtle Rock Court Tiburon, CA 94920

JOHN H. HELM REVOCABLE TRUST
By:	/s/ John H. Helm
	Name:	John H. Helm
	Title:	Trustee
Address:		23 Turtle Rock Court Tiburon, CA 94920
[Signature Page to Registration Rights Agreement]

EXHIBIT A — INSTRUMENT OF ACCESSION FOR SHAREHOLDER
INSTRUMENT OF ACCESSION
The undersigned,                     , as a condition precedent to becoming the owner or holder of record of                      (                    ) shares of Common Stock of RealPage, Inc., a Delaware corporation (the “Company”), hereby agrees to become a “Holder” under that certain Registration Rights Agreement dated as of August 24, 2011 by and among the Company and each of the other parties signatory thereto. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Registration Rights Agreement immediately upon execution and delivery to the Company of this Instrument.
IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

Signature:

(Print Name)

Address:

Date: